Exhibit 3.1

D PC	William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(l) Exact name of corporation:  Boston Private Financial Holdings, Inc.

(2) Registered office address:  Ten Post Office Square, Boston, MA 02109

(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s):  Articles 3 and 4

(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted: July 22, 2008

(month, day, year)

(5) Approved by:

(check appropriate box)

☐	the incorporators.

☑	the board of directors without shareholder approval and shareholder approval was not required.

☐	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article 3 and 4. A vote of the board of directors establishing and designating two series of a class of stock and determining the relative rights and preferences thereof. See attached Annex I for additional sections to be added to the existing Article 4.

P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	N/A	Common	70,000,000	$1.00
Preferred	N/A	Preferred	2,000,000	$1.00

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	N/A	Common	70,000,000	$1.00
Preferred	N/A	Preferred	2,000,000*	$1.00

*	351 designated as Series A Non-Cumulative Mandatorily Convertible Preferred Stock.

401 designated as Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock.

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*	G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:	/s/ Walter M. Pressey
(signature of authorized individual)

☐	Chairman of the board of directors,

☑	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this Eigth day of August, 2008.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $             having been paid, said articles are deemed to have been filed with me this              day of                     , 20     , at              a.m./p.m.

        time

Effective date:

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Examiner Name approval C M	TO BE FILLED IN BY CORPORATION Contact Information: Carli Spina Goodwin Procter LLP Exchange Place, Boston, MA 02109 Telephone: (617) 570-1509 Email: cspina@goodwinprocter.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

Annex I

ARTICLE 4

Section 4.3 SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

A: 351 shares of the authorized preferred stock of the Company are hereby designated “Series A Non-Cumulative Mandatorily Convertible Preferred Stock”. Unless otherwise indicated, references to “Sections” or “Subsections” in this Section 4.3A of this Article 4 refer to sections and subsections of 4.3A of this Article 4.

The preferences, limitations, voting powers and relative rights of the Series A Non-Cumulative Mandatorily Convertible Preferred Stock are as follows:

DESIGNATION

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series A Non-Cumulative Mandatorily Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting such series shall be 351. The par value of the Series A Preferred Stock shall be $1.00 per share, and the liquidation preference of the Series A Preferred Stock shall be $100,000 per share.

Section 2. Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series B Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the common stock, par value $1.00 per share, of the Company (the “Common Stock”) and each other class or series of capital stock of the Company outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(b) “Articles of Amendment” means these Articles of Amendment of the Company dated August 8, 2008.

(c) “Articles of Organization” means the Restated Articles of Organization of the Company, as amended.

(d) “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares into which a share of Series A Preferred Stock would then be convertible (assuming the Stockholders’ Meeting has been held); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.

(e) “BHC Act” has the meaning set forth in Section 8(b).

(f) “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(g) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York or Boston, Massachusetts are generally required or authorized by law to be closed.

(h) “CIBC Act” has the meaning set forth in Section 8(b).

(i) “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on The NASDAQ Global Select Market on such date. If the Common Stock is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(j) “Common Stock” has the meaning set forth in Section 2.

(k) “Company” means Boston Private Financial Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts.

(l) “Contingent Convertible Preferred Stock Articles of Amendment” has the meaning set forth in the Investment Agreement.

(m) “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

(n) “Conversion Price” means for each share of Series A Preferred Stock, $5.52; provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(o) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date of the issuance, dividend or distribution in question and the day before the Ex-Date with respect to the issuance or distribution, giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(p) “Effective Date” means the date on which shares of the Series A Preferred Stock are first issued.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(r) “Exchange Property” has the meaning set forth in Section 11(a).

(s) “Ex-Date” when used with respect to any issuance, dividend or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10, means the first date on which the Common Stock or other securities trade without the right to receive the issuance, dividend or distribution.

(t) “Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Company, Transfer Agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(u) “Investment Agreement” means the Investment Agreement, dated as of July 22, 2008, as may be amended from time to time, between the Company and Investor.

(v) “Investor” means BP Holdco, L.P.

(w) “Junior Securities” has the meaning set forth in Section 2.

(x) “Liquidation Preference” means, as to the Series A Preferred Stock, $100,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

(y) “Mandatory Conversion Date” means the Business Day following the date on which the Stockholders’ Meeting shall have been held; provided that if the Stockholders’ Meeting is held on a date after the Record Date and prior to the Section 4(c) Dividend Payment Date corresponding thereto, the Mandatory Conversion Date shall be such corresponding Section 4(c) Dividend Payment Date.

(z) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(aa) “Officer” means the Chief Executive Officer, the Chief Operating Officer, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(bb) “Parity Securities” has the meaning set forth in Section 2.

(cc) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(dd) “Record Date” has the meaning set forth in Section 4(d).

(ee) “Reorganization Event” has the meaning set forth in Section 11(a).

(ff) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).

(gg) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).

(hh) “Securities” has the meaning set forth in the Investment Agreement.

(ii) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(jj) “Series A Preferred Stock” has the meaning set forth in Section 1.

(kk) “Series B Preferred Stock” means the shares of the Company’s Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock.

(ll) “Special Dividend” has the meaning set forth in Section 4(c).

(mm) “Special Dividend Rate” means, from and after September 30, 2008, 20%.

(nn) “Stockholder Approvals” means the collective reference to the “Stockholder Approvals” referred to in each of (i) the Contingent Convertible Preferred Stock Articles of Amendment and (ii) the Warrants.

(oo) “Stockholders’ Meeting” means the first meeting of stockholders of the Company held after the Effective Date at which the Stockholder Approvals are considered and voted upon.

(pp) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(qq) “Transfer Agent” means Computershare acting as transfer agent, registrar and paying agent for the Series A Preferred Stock, and its successors and assigns.

(rr) “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

(ss) “Warrants” has the meaning set forth in the Investment Agreement.

Section 4. Dividends.

(a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Sections 4(b) and 4(c), and shall be entitled to share in the distributions referred to in Section 4(i).

(b) If the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders a cash dividend in an amount per share of Series A Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible. Dividends payable pursuant to this Section 4(b) shall be payable on the same date that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(b) are paid at the same time in respect of the Series A Preferred Stock.

(c) In the event that the Stockholders’ Meeting shall not have been held by the Record Date with respect to the Section 4(c) Dividend Period ending on December 30, 2008, commencing on December 31, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors, will be, for each outstanding share of Series A Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for any Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series A Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on the Series A Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. As used herein, “Section 4(c) Dividend Period” means (i) the period from and including September 30, 2008 to and including December 30, 2008 and (ii) each period thereafter from and including a Section 4(c) Dividend Payment Date and to and including the day immediately preceding the following Section 4(c) Dividend Payment Date.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Company on the applicable record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same as the record date for the payment of the corresponding dividend payable in respect of the Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the 15th day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the next day that is a Business Day.

(e) Dividends on the Series A Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series A Preferred Stock for a Section 4(c) Dividend Period prior to the related Section 4(c) Dividend Payment Date, the Holders will have no right to receive any dividend for the Section 4(c) Dividend Period, and the Company will have no obligation to pay a dividend for that Section 4(c) Dividend Period, whether or not dividends are declared and paid for any future Section 4(c) Dividend Period with respect to the Series A Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(f) The Company shall not declare or pay or set apart for payment dividends on any Parity Securities unless the Company has declared and paid, or set apart for payment, dividends on the Series A Preferred Stock for the most recent Section 4(c) Dividend Period ending on or before the dividend payment date of such Parity Securities, ratably with dividends on such Parity Securities, in proportion to the respective amounts of (A) the full amount of dividends payable on the Series A Preferred Stock for such Section 4(c) Dividend Period and (B) the accumulated and unpaid dividends, or the full amount of dividends payable for the most recent dividend period in the case of non-cumulative Parity Securities, on such Parity Securities.

(g) If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series A Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

(h) Payments of cash for dividends will be delivered to the Holders at their addresses listed in the stock record books maintained by the Transfer Agent.

(i) If the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Holders of Series A Preferred Stock shall be entitled to participate in such distribution. The number of shares of such capital stock or equity interests to which each Holder of Series A Preferred Stock shall be entitled shall be the number to which such Holder would have been entitled had such Holder converted such Holder’s shares of Series A Preferred Stock immediately prior to the record date for such distribution.

(j) If the Mandatory Conversion Date is prior to the Record Date for any declared dividend for a Section 4(c) Dividend Period or the payment of any dividend on the Common Stock, as applicable, the Holders will not have the right to receive any corresponding dividends on the Series A Preferred Stock. If the Mandatory Conversion Date is after the Record Date for any such dividend and prior to the payment date for that dividend, each Holder shall receive that dividend on the relevant payment date if the Holder was the Holder of record on the Record Date for that dividend.

Section 5. Liquidation.

(a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of the Liquidation Preference per share of Series A Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders shall be entitled to participate in all further distributions of the remaining assets of the Company as if each share of Series A Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such liquidating distributions.

(b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity. The Series A Preferred Stock shall be perpetual unless converted in accordance with these Articles of Amendment.

Section 7. Redemptions. The Series A Preferred Stock shall not be redeemable either at the Company’s option or at the option of the Holders at any time.

Section 8. Mandatory Conversion.

(a) Effective as of the close of business on the Mandatory Conversion Date, each share of Series A Preferred Stock shall automatically convert into shares of Common Stock. The number of shares of Common Stock into which a share of Series A Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Conversion Price (subject to the conversion procedures of Section 9 and the limitations on ownership set forth in Section 8(b)) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

(b) Notwithstanding anything to the contrary contained in these Articles of Amendment, the shares of Series A Preferred Stock shall convert pursuant to this Section 8 and the Company shall issue shares of Common Stock upon such conversion, to the extent (but only to the extent) that such conversion or receipt would not cause or result in such Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), or the Change in Bank Control Act of 1978, as amended (the “CIBC Act”), and any rules and regulations promulgated thereunder, 10% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement; it being understood, for the avoidance of doubt, that no Security shall be included in any such percentage calculation to the extent that it cannot by its terms be converted into or exercised for Voting Securities by such Holder or its Affiliates at the time of such measurement or transfer).

Section 9. Conversion Procedures.

(a) In the event of mandatory conversion pursuant to Section 8, the Company shall provide notice of such conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock; and

(iii) the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for issuance of certificates representing shares of Common Stock.

(b) Effective immediately prior to the close of business on the Mandatory Conversion Date, dividends shall no longer be declared on the converted shares of Series A Preferred Stock and the shares of Series A Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holders to receive any declared and unpaid dividends on such shares to the extent provided in Section 4(j) and any other payments to which the Holders are otherwise entitled pursuant to Section 8, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date. Prior to the close of business on the Mandatory Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series A Preferred Stock.

(d) Shares of Series A Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock; provided, however, that the Company shall not take any such action if such action would reduce the authorized number of shares of Series A Preferred Stock below the number of shares of Series A Preferred Stock then outstanding.

(e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities and the owners of such cash or other property as of the close of business on the Mandatory Conversion Date. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Company.

(f) On the Mandatory Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to the Holders and such Holders’ designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments; provided, however, that notwithstanding anything to the contrary contained in these Articles of Amendment, any adjustment to the Conversion Price to be made pursuant to these Articles of Amendment shall be made to the extent (but only to the extent) that such adjustment would not (i) cause or result in any Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules and regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 25% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement) or (ii) cause or result in the total number of shares issuable upon the conversion of the Series A Preferred Stock to exceed 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution and delivery of the Investment Agreement; provided, further, however, that any adjustment (or portion thereof) prohibited pursuant to this Section 10(a) shall be postponed and implemented on the first date on which such implementation would not result in the condition described above in this Section 10(a):

(i) Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such dividend or distribution by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

The adjustment pursuant to this clause (i) shall become effective at 9:00 a.m., New York City time on the Ex-Date for such dividend or distribution. For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

The adjustment pursuant to this clause (ii) shall become effective at 9:00 a.m., New York City time on the effective date of such subdivision, split or combination. For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the

Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such issuance by the following fraction:

OS0 + Y

OS0 + X

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment pursuant to this clause (iii) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such issuance. For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be reasonably determined by the Board of Directors).

(iv) Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - FMV

SP0

Where,

SP0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.

In a “spin-off”, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0

MP0 + MPS

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.

Any adjustment pursuant to this clause (iv) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such distribution. In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series A Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - DIV

SP0

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution.

Any adjustment pursuant to this clause (v) shall become effective immediately prior to the 9:00 a.m., New York City time, on the Ex-Date for such dividend or distribution. In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading

Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the expiration date of the offer by the following fraction:

OS0 x SP0

AC + (SP0 x OS1)

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as reasonably determined by the Board of Directors.

Any adjustment made pursuant to this clause (vi) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the expiration of the tender or exchange offer. In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vii) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of the shares of the Series A Preferred Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Subject to the limitation set forth in the provisos to the first paragraph of Section 10(a), the Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)    (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10th of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if the Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series A Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred Stock may then be converted.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events.

(a) In the event of:

(i) any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which each share of Series A Preferred Stock would then be convertible (assuming the Stockholders’ Meeting has been held) (such securities, cash and other property, the “Exchange Property”).

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series A Preferred Stock in accordance with Section 9 shall be determined based upon the Conversion Price in effect on the Mandatory Conversion Date.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

Section 12. Voting Rights.

(a) The Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the Holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Massachusetts law:

(i) any amendment, alteration or repeal of any provision of the Articles of Organization (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Articles of Organization (including these Articles of Amendment) to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of the Company with another entity, except that the Holders will have no right to vote under this provision or under Massachusetts law if in each case (x) the Series A Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock (including the Series A Preferred Stock), or any securities convertible into preferred stock ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series A Preferred stock and, notwithstanding any provision of Massachusetts law, the Holders will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

(c) Notwithstanding the foregoing, the Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of the conversion of shares of Series A Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of the conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c) If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) After the Stockholders’ Meeting has been held, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the conversion of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15. Transfer Agent and Conversion Agent. The duly appointed Transfer Agent and Conversion Agent for the Series A Preferred Stock shall be Computershare. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 16. Repurchase of Junior Securities. For so long as the Stockholders’ Meeting shall not have been held, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other similar acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors of consultants or in connection with a dividend reinvestment or stockholder purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

Section 17. Replacement Certificates.

(a) If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series A Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

Section 18. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at Ten Post Office Square, Boston, MA 02109, Attention: Margaret W. Chambers, Esq. or to the Transfer Agent at 250 Royall Street, Canton, MA 02021, Attention: Jeff Seiders or other agent of the Company designated as permitted by these Articles of Amendment, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Company (which may include the records of any transfer agent for the Series A Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Company or any such Holder or holder, as the case may be, shall have designated by notice similarly given.

(b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(c) No share of Series A Preferred stock shall have any rights of preemption whatsoever pursuant to these Articles of Amendment as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

Annex I (cont.)

B: 401 shares of the authorized preferred stock of the Company are hereby designated “Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock”. Unless otherwise indicated, references to “Sections” or “Subsections” in this Section 4.3B of this Article 4 refer to sections and subsections of 4.3B of this Article 4.

The preferences, limitations, voting powers and relative rights of the Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock are as follows:

DESIGNATION

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock” (the “Series B Preferred Stock”). The number of shares constituting such series shall be 401. The par value of the Series B Preferred Stock shall be $1.00 per share, and the liquidation preference of the Series B Preferred Stock shall be $100,000 per share.

Section 2. Ranking. The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series A Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the common stock, par value $1.00 per share, of the Company (the “Common Stock”) and each other class or series of capital stock of the Company outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(b) “Agent Members” has the meaning set forth in Section 18(c).

(c) “Articles of Amendment” means these Articles of Amendment of the Company dated August 8, 2008.

(d) “Articles of Organization” means the Restated Articles of Organization of the Company, as amended.

(e) “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares into which a share of Series B Preferred Stock would then be convertible (assuming the Stockholder Approvals have been obtained); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.

(f) “BHC Act” has the meaning set forth in Section 8(b).

(g) “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(h) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York or Boston, Massachusetts are generally required or authorized by law to be closed.

(i) “CIBC Act” has the meaning set forth in Section 8(b).

(j) “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on The NASDAQ Global Select Market on such date. If the Common Stock is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(k) “Common Stock” has the meaning set forth in Section 2.

(l) “Company” means Boston Private Financial Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts.

(m) “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series B Preferred Stock, and its successors and assigns.

(n) “Conversion Date” has the meaning set forth in Section 9(e)(i).

(o) “Conversion Price” means for each share of Series B Preferred Stock, $5.52; provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(p) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date of the issuance, dividend or distribution in question and the day before the Ex-Date with respect to the issuance or distribution, giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(q) “Depositary” means DTC or its nominee or any successor depositary appointed by the Company.

(r) “DTC” means The Depository Trust Company.

(s) “Effective Date” means the date on which shares of the Series B Preferred Stock are first issued.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(u) “Exchange Property” has the meaning set forth in Section 11(a).

(v) “Ex-Date” when used with respect to any issuance, dividend or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10, means the first date on which the Common Stock or other securities trade without the right to receive the issuance, dividend or distribution.

(w) “Global Preferred Stock” has the meaning set forth in Section 18(a).

(x) “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Company, Transfer Agent and Conversion Agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(y) “Investment Agreement” means the Investment Agreement, dated as of July 22, 2008, as may be amended from time to time, between the Company and Investor.

(z) “Investor” means BP Holdco, L.P.

(aa) “Junior Securities” has the meaning set forth in Section 2.

(bb) “Liquidation Preference” means, as to the Series B Preferred Stock, $100,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).

(cc) “Officer” means the Chief Executive Officer, the Chief Operating Officer, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(dd) “Parity Securities” has the meaning set forth in Section 2.

(ee) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(ff) “Record Date” has the meaning set forth in Section 4(d).

(gg) “Reorganization Event” has the meaning set forth in Section 11(a).

(hh) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).

(ii) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).

(jj) “Securities” has the meaning set forth in the Investment Agreement.

(kk) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(ll) “Series A Preferred Stock” means the shares of the Company’s Series A Non-Cumulative Perpetual Convertible Preferred Stock.

(mm) “Series B Preferred Stock” has the meaning set forth in Section 1.

(nn) “Special Dividend” has the meaning set forth in Section 4(c).

(oo) “Special Dividend Rate” means (i) from and after September 30, 2008 to but not including March 31, 2009, 14%, (ii) from and after March 31, 2009 to but not including September 30, 2009, 15.5% and (iii) from and after September 30, 2009, 20%.

(pp) “Stockholder Approvals” means all stockholder approvals necessary to (i) approve the conversion of the Series B Preferred Stock into Common Stock and the issuance of any shares of Common Stock which may be issued pursuant to the terms of these Articles of Amendment for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules and (ii) amend the Articles of Organization to increase the number of shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series B Preferred Stock into Common Stock. For the avoidance of doubt, the Stockholder Approvals shall be deemed to be obtained for the purposes of these Articles of Amendment only if all of the foregoing approvals shall have been obtained.

(qq) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(rr) “Transfer Agent” means Computershare acting as transfer agent, registrar and paying agent for the Series B Preferred Stock, and its successors and assigns.

(ss) “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

Section 4. Dividends.

(a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Sections 4(b) and 4(c), and shall be entitled to share in the distributions referred to in Section 4(j).

(b) If the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders a cash dividend in an amount per share of Series B Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible. Dividends payable pursuant to this Section 4(b) shall be payable on the same date that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(b) are paid at the same time in respect of the Series B Preferred Stock.

(c) In the event that the Stockholder Approvals shall not have been obtained by the Record Date with respect to the Section 4(c) Dividend Period ending on December 30, 2008, commencing on December 31, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors, will be, for each outstanding share of Series B Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for any Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series B Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on the Series B Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. As used herein, “Section 4(c) Dividend Period” means (i) the period from and including September 30, 2008 to and including December 30, 2008 and (ii) each period thereafter from and including a Section 4(c) Dividend Payment Date and to and including the day immediately preceding the following Section 4(c) Dividend Payment Date.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Company on the applicable record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same as the record date for the payment of the corresponding dividend payable in respect of the Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the 15th day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the next day that is a Business Day.

(e) Dividends on the Series B Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series B Preferred Stock for a Section 4(c) Dividend Period prior to the related Section 4(c) Dividend Payment Date, the Holders will have no right to receive any dividend for the Section 4(c) Dividend Period, and the Company will have no obligation to pay a dividend for that Section 4(c) Dividend Period, whether or not dividends are declared and paid for any future Section 4(c) Dividend Period with respect to the Series B Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(f) The Company shall not declare or pay or set apart for payment dividends on any Parity Securities unless the Company has declared and paid, or set apart for payment, dividends on the Series B Preferred Stock for the most recent Section 4(c) Dividend Period ending on or before the dividend payment date of such Parity Securities, ratably with dividends on such Parity Securities, in proportion to the respective amounts of (A) the full amount of dividends payable on the Series B Preferred Stock for such Section 4(c) Dividend Period and (B) the accumulated and unpaid dividends, or the full amount of dividends payable for the most recent dividend period in the case of non-cumulative Parity Securities, on such Parity Securities.

(g) If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series B Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

(h) Payments of cash for dividends will be delivered to the Holder at their addresses listed in the stock record books maintained by the Transfer Agent or, in the case of Global Preferred Stock, through a book-entry transfer through DTC or any successor Depositary.

(i) If a Conversion Date on which a Holder elects to convert Series B Preferred Stock is prior to the Record Date for any declared dividend for the Section 4(c) Dividend Period, such Holder will not have the right to receive any declared dividend for that Section 4(c) Dividend Period. If a Conversion Date on which a Holder elects to convert Series B Preferred Stock is after the Record Date for any declared dividend and prior to the Section 4(c) Dividend Payment Date, such Holder shall receive that dividend on the relevant Section 4(c) Dividend Payment Date if such Holder was the Holder of record on the Record Date for that dividend. Notwithstanding the preceding sentence, if the Conversion Date on which a Holder elects to convert its Series B Preferred Stock pursuant to Section 8 is after the Record Date and prior to the Section 4(c) Dividend Payment Date, whether or not such Holder was the Holder of record on the Record Date, the Holder shall pay to the Conversion Agent upon conversion of the shares of Series B Preferred Stock an amount in cash equal to the full dividend actually paid on the Section 4(c) Dividend Payment Date for the then-current Section 4(c) Dividend Period on the shares being converted.

(j) If the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Holders of Series B Preferred Stock shall be entitled to participate in such distribution. The number of shares of such capital stock or equity interests to which each Holder of Series B Preferred Stock shall be entitled shall be the number to which such Holder would have been entitled had such Holder converted such Holder’s shares of Series B Preferred Stock immediately prior to the record date for such distribution.

Section 5. Liquidation.

(a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of the Liquidation Preference per share of Series B Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders shall be entitled to participate in all further distributions of the remaining assets of the Company as if each share of Series B Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such liquidating distributions.

(b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity. The Series B Preferred Stock shall be perpetual unless converted in accordance with these Articles of Amendment.

Section 7. Redemptions.

(a) The Series B Preferred Stock may not be redeemed by the Company (i) prior to the third anniversary of the Effective Date or (ii) on any date after the Stockholder Approvals shall have been obtained. If the Stockholder Approvals shall not have been obtained by the third anniversary of the Effective Date, then at any time after such date and prior to the receipt of the Stockholder Approvals, the Company, at its option, may redeem, in whole at any time or in part from time to time (provided, that the Company may not exercise its right to redeem the Series B Preferred Stock at any time after it has entered into an agreement to effect a Reorganization Event and prior to the consummation thereof or a termination of such agreement prior to the consummation thereof), the shares of Series B Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share equal to the greater of (i) 125% of the Liquidation Preference and (ii) the average of the Closing Prices of the Common Stock for the ten consecutive Trading Days ending on the sixth Trading Day prior to the date of redemption multiplied by the number of shares of Common Stock into which one share of Series B Preferred Stock would be convertible on such date, together (except as otherwise provided herein) with (x) an amount equal to any dividends that have been declared but not paid prior to the redemption date and (y) an amount equal to any dividends referenced in Section 4(b) and Section 4(c) (whether or not scheduled) between the Effective Date and the redemption date that were not declared and paid prior to the redemption date. The redemption price for any shares of Series B Preferred Stock shall be payable in cash on the redemption date to the Holder upon surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b) The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders will have no right to require redemption of any shares of Series B Preferred Stock.

(c) Notice of every redemption of shares of Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock to be so redeemed except as to the Holder to whom the Company has failed to give such notice or except as to the Holder to whom notice was defective. Notwithstanding the foregoing, if the Series B Preferred Stock or any depositary shares representing interests in the Series B Preferred Stock are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the Holders at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.

(e) If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Company defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the Holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares. Shares of outstanding Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into another series of preferred stock, shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.

Section 8. Right to Convert.

(a) At any time on or after the Business Day following the date on which the Stockholder Approvals shall have been obtained, each Holder shall have the right, at such Holder’s option (but subject to the conversion procedures of Section 9 and the limitations on ownership set forth in Section 8(b)), to convert all or any portion of such Holder’s Series B Preferred Stock at the Conversion Price, with cash being payable in lieu of fractional shares in accordance with Section 13 hereof.

(b) Notwithstanding anything to the contrary contained in these Articles of Amendment, each Holder shall be entitled to convert shares of Series B Preferred Stock pursuant to this Section 8, or receive shares of Common Stock upon any such conversion, to the extent (but only to the extent) that such conversion or receipt would not cause or result in such Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), or the Change in Bank Control Act of 1978, as amended (the “CIBC Act”), and any rules and regulations promulgated thereunder, 10% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement; it being understood, for the avoidance of doubt, that no Security shall be included in any such percentage calculation to the extent that it cannot by its terms be converted into or exercised for Voting Securities by such Holder or its Affiliates at the time of such measurement or transfer).

Section 9. Conversion Procedures.

(a) Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Section 8 or this Section 9, as applicable.

(b) Prior to the close of business on any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series B Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series B Preferred Stock.

(c) Shares of Series B Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

(d) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities and the owners of such cash or other property as of the close of business on the applicable Conversion Date. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Company or, in the case of Global Preferred Stock, through book-entry transfer through the Depositary.

(e) Conversion into shares of Common Stock will occur on any applicable Conversion Date as follows:

(i)	On the date of any conversion at the option of a Holder pursuant to Section 8, if such Holder’s interest is in certificated form, such Holder must do each of the following in order to convert:

(A) complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;

(B) surrender the shares of Series B Preferred Stock to the Conversion Agent;

(C) if required, furnish appropriate endorsements and transfer documents;

(D) if required, pay all transfer or similar taxes; and

(E) if required pursuant to Section 4(i), pay funds equal to any declared and unpaid dividend payable on the next Section 4(c) Dividend Payment Date to which such Holder is entitled

If a Holder’s interest is a beneficial interest in Global Preferred Stock, in order to convert, a Holder must comply with paragraphs (C) through (E) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security.

The date on which a Holder complies with the procedures in this clause (i) is the “Conversion Date”.

(ii)	The Conversion Agent shall, on a Holder’s behalf, convert the Series B Preferred Stock into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (i) above.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments; provided, however, that notwithstanding anything to the contrary contained in these Articles of Amendment, any adjustment to the Conversion Price to be made pursuant to these Articles of Amendment shall be made to the extent (but only to the extent) that such adjustment would not cause or result in any Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules and regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 25% or more of any class of Voting Securities of the Company outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its Affiliates so owns, controls or has the power to vote resulting from transfers by Investor and its Affiliates of Securities purchased by Investor pursuant to the Investment Agreement); provided, further, however, that any adjustment (or portion thereof) prohibited pursuant to this Section 10(a) shall be postponed and implemented on the first date on which such implementation would not result in the condition described above in this Section 10(a):

(i) Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such dividend or distribution by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

The adjustment pursuant to this clause (i) shall become effective at 9:00 a.m., New York City time on the Ex-Date for such dividend or distribution. For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

The adjustment pursuant to this clause (ii) shall become effective at 9:00 a.m., New York City time on the effective date of such subdivision, split or combination. For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such issuance by the following fraction:

OS0 + Y

OS0 + X

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment pursuant to this clause (iii) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such issuance. For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be reasonably determined by the Board of Directors).

(iv) Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - FMV

SP0

Where,

SP0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.

In a “spin-off”, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0

MP0+ MPs

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.

Any adjustment pursuant to this clause (iv) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such distribution. In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series B Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - DIV

SP0

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution.

Any adjustment pursuant to this clause (v) shall become effective immediately prior to the 9:00 a.m., New York City time, on the Ex-Date for such dividend or distribution. In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the expiration date of the offer by the following fraction:

OS0 x SP0

AC + (SP0 x OS1)

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as reasonably determined by the Board of Directors.

Any adjustment made pursuant to this clause (vi) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the expiration of the tender or exchange offer. In the event that the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vi) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series B Preferred Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Subject to the limitations set forth in the provisos to the first paragraph of Section 10(a), the Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)    (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10th of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if the Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series B Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series B Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series B Preferred Stock may then be converted.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events.

(a) In the event of:

(i) any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which each share of Series B Preferred Stock would then be convertible (assuming the Stockholder Approvals have been obtained) (such securities, cash and other property, the “Exchange Property”).

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series B Preferred Stock in accordance with Section 9 shall be determined based upon the Conversion Price in effect on such Conversion Date.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

Section 12. Voting Rights.

(a) The Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the Holders of at least 66 2/3% of the shares of Series B Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Massachusetts law:

(i) any amendment, alteration or repeal of any provision of the Articles of Organization (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration of the Articles of Organization (including these Articles of Amendment) to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

(iii) the consummation of a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of the Company with another entity, except that the Holders will have no right to vote under this provision or under Massachusetts law if in each case (x) the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock (including the Series B Preferred Stock), or any securities convertible into preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series B Preferred stock and, notwithstanding any provision of Massachusetts law, the Holders will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series B Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

(c) Notwithstanding the foregoing, the Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series B Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c) If more than one share of the Series B Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) Following receipt of the Stockholder Approvals, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series B Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series B Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15. Transfer Agent and Conversion Agent. The duly appointed Transfer Agent and Conversion Agent for the Series B Preferred Stock shall be Computershare. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 16. Repurchase of Junior Securities. For so long as the Stockholder Approvals shall not have been obtained, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other similar acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors of consultants or in connection with a dividend reinvestment or stockholder purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

Section 17. Replacement Certificates.

(a) If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series B Preferred Stock on or after the applicable Conversion Date. In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series B Preferred Stock formerly evidenced by the certificate.

Section 18. Form.

(a) Series B Preferred Stock may be issued in the form of physical certificates, in book entry form through the direct registration system of the Transfer Agent or, to the extent not inconsistent with the terms of the Investment Agreement, in the form of one or more permanent global shares of Series B Preferred Stock in definitive, fully registered form with a global legend in substantially the form attached hereto as Exhibit A (each, a “Global Preferred Stock”), which is hereby incorporated in and expressly made a part of these Articles of Amendment. The Global Preferred Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The aggregate number of shares represented by each Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary or its nominee as hereinafter provided. This Section 18(a) shall apply only to a Global Preferred Stock deposited with or on behalf of the Depositary.

(b) If Global Preferred Stock is to be issued, the Company shall execute and the Transfer Agent shall, in accordance with this Section, countersign and deliver initially one or more certificates evidencing the Global Preferred Stock that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Transfer Agent to the Depositary or pursuant to instructions received from the Depositary or held by the Transfer Agent as custodian for the Depositary pursuant to an agreement between the Depositary and the Transfer Agent.

(c) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these Articles of Amendment with respect to any Global Preferred Stock held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Stock, and the Depositary may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock. The Depositary may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Series B Preferred Stock, these Articles of Amendment or the Articles of Organization.

(d) Owners of beneficial interests in Global Preferred Stock shall not be entitled to receive physical delivery of certificated shares of Series B Preferred Stock, unless (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Stock and the Company does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days or (z) the Company decides to discontinue the use of book-entry transfer through the Depositary. In any such case, the Global Preferred Stock shall be exchanged in whole for definitive shares of Series B Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of Series B Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Transfer Agent.

(e)    (i) An Officer shall sign the certificates evidencing the Global Preferred Stock for the Company, in accordance with the Company’s bylaws and applicable law, by manual or facsimile signature.

(ii) If an Officer whose signature is on a certificate evidencing Global Preferred Stock no longer holds that office at the time the Transfer Agent countersigned the Global Preferred Stock, the Global Preferred Stock shall be valid nevertheless.

(iii) A certificate evidencing Global Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns the Global Preferred Stock. Each Global Preferred Stock shall be dated the date of its countersignature.

Section 19. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at Ten Post Office Square, Boston, MA 02109, Attention: Margaret W. Chambers, Esq. or to the Transfer Agent at 250 Royall Street, Canton, MA 02021, Attention: Jeff Seiders, or other agent of the Company designated as permitted by these Articles of Amendment, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Company or any such Holder or holder, as the case may be, shall have designated by notice similarly given.

(b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(c) No share of Series B Preferred stock shall have any rights of preemption whatsoever pursuant to these Articles of Amendment as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

EXHIBIT A

FORM OF SERIES B NON-CUMULATIVE PERPETUAL CONTINGENT CONVERTIBLE

PREFERRED STOCK

SEE REVERSE

FOR LEGEND

Number:

                     Shares

CUSIP NO.:

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

FACE OF SECURITY

This certifies that Cede & Co. is the owner of                      fully paid and non-assessable shares of the Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock, par value $1.00 per share and a liquidation preference of $100,000 per share, of Boston Private Financial Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Articles of Organization of the Company and all amendments thereto and the Bylaws of the Company, as amended (copies of which are on file at the office of the Transfer Agent) to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Transfer Agent.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

Dated:

Countersigned and Registered

Transfer Agent and Registrar

By:
Authorized Officer

REVERSE OF SECURITY

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

The shares of Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock (the “Series B Preferred Stock”) have the preferences and privileges, conversion rights, dividend rights, liquidation preferences and such other rights and qualifications, limitations and restrictions as provided in the Articles of Amendment relating to the Series B Preferred Stock (the “Articles of Amendment”), in addition to those set forth in the Restated Articles of Organization of the Company (and all amendments thereto) and the Company’s Bylaws, as amended, copies of which will be furnished by the Company to any holder without charge upon request to the Transfer Agent named on the face of this Certificate.

Upon written request to the Secretary at Ten Post Office Square, Boston, MA 02109, Attention: Corporate Secretary, the Company will furnish the holder of this Certificate without charge the designations, relative rights, preferences and limitations applicable to each class or series of authorized stock and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future classes or series.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE ARTICLES OF AMENDMENT. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Series B Non-Cumulative Perpetual

Contingent Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) the Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock (the “Series B Preferred Stock”) of Boston Private Financial Holdings, Inc. (hereinafter called the “Company”), represented by stock certificate No(s).              (the “Series B Preferred Stock Certificates”), into common stock, par value $1.00 per share, of the Company (the “Common Stock”) according to the conditions of the Articles of Amendment of the Series B Preferred Stock (the “Articles of Amendment”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto, if any, and is delivering herewith the Series B Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each original Series B Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the Common Stock, if any, issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles of Amendment.

Date of Conversion:

Shares of Series B Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax Number:

*	The Company is not required to issue shares of Common Stock until the original Series B Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted is received by the Company or the Conversion Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three Business Days following receipt of the original Series B Preferred Stock Certificate(s) to be converted.

**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

ASSIGNMENT

FOR VALUE RECEIVED,                      HEREBY SELL, ASSIGN AND TRANSFER UNTO

Please Insert Social Security or Other Identifying Number of Assignee

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

SHARES OF THE CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

ATTORNEY TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

NOTICE:

The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member of a Medallion Signature Program)